Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen New Jersey Investment Quality Municipal Fund, Inc.
33-38450
811-6264

The annual meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009.

Voting results are as follows:

 <c>Common and MuniPreferred
 shares voting
 together as a
 class
  MuniPreferred shares voting
 together as a
 class
To approve the elimination of the Funds
 fundamental policy relating to
investments in municipal securities and
below investment grade securities.


   For
             9,059,685
                       896
   Against
                666,405
                       152
   Abstain
                216,158
                         64
   Broker Non-Votes
             3,097,651
                    4,032
      Total
           13,039,899
                    5,144



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
             9,116,378
                       910
   Against
                626,823
                       137
   Abstain
                199,047
                         65
   Broker Non-Votes
             3,097,651
                    4,032
      Total
           13,039,899
                    5,144



To approve the elimination of the
fundamental policy relating to investing in other investment companies.


   For
             8,994,424
                       898
   Against
                726,240
                       136
   Abstain
                221,584
                         78
   Broker Non-Votes
             3,097,651
                    4,032
      Total
           13,039,899
                    5,144



To approve the elimination of the
fundamental policy relating to derivatives and short sales.


   For
             8,973,257
                       907
   Against
                734,940
                       141
   Abstain
                234,051
                         64
   Broker Non-Votes
             3,097,651
                    4,032
      Total
           13,039,899
                    5,144



To approve the elimination of the
fundamental policy relating to
commodities.


   For
             8,939,668
                       895
   Against
                750,857
                       152
   Abstain
                251,723
                         65
   Broker Non-Votes
             3,097,651
                    4,032
      Total
           13,039,899
                    5,144



To approve the new fundamental policy
relating to commodities.


   For
             8,944,984
                       896
   Against
                734,029
                       141
   Abstain
                263,235
                         75
   Broker Non-Votes
             3,097,651
                    4,032
      Total
           13,039,899
                    5,144



Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012612.